UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 5, 2007

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Harrison Street, 2nd Floor, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 541-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on December 29, 2004, Critical Path, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement pursuant to which the Company issued an aggregate of $18,000,000 principal amount of unsecured promissory notes bearing interest at a rate of 13.9% per year (the “Notes”). On March 5, 2007, the Company and the holders of the Notes entered into an Amendment to Notes (the “Notes Amendment”) whereby the Company and the holders of the Notes agreed to extend the maturity date of all of the Notes from December 30, 2007 to June 30, 2008. A copy of the Notes Amendment is filed as Exhibit 4.1 hereto and is incorporated herein. The remaining provisions of the Notes remain in full force and effect unchanged. The terms of the Notes were originally disclosed in a current report on Form 8-K filed on January 3, 2005 and a form of the Notes was filed as Exhibit 4.1 thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 with respect to the Notes Amendment and the Notes is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Amendment to Notes dated as of March 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2007

CRITICAL PATH, INC.

By:	/s/ Michael Plumleigh
Michael Plumleigh, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment to Notes dated as of March 5, 2007.